UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

Journal Media Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Press Release

FOR IMMEDIATE RELEASE

October 7, 2015

Gannett to Acquire Journal Media Group for $12.00 per share

Adds approximately $450 million to Gannett’s revenues

$35 million annual synergy opportunity

Immediately EPS accretive

McLEAN, VA & MILWAUKEE, WI — Gannett Co., Inc. (NYSE: GCI) (“Gannett”) and Journal Media Group, Inc. (NYSE: JMG) (“JMG”) announced today that they have entered into a definitive merger agreement under which Gannett will acquire all of the outstanding common stock of Journal Media Group for approximately $280 million, net of acquired cash.

Under the terms of the transaction, which was unanimously approved by the boards of directors of both companies and is subject to Journal Media Group shareholder approval, Journal Media Group shareholders will receive cash of $12.00 per share in cash. Based on the closing price of Journal Media Group on October 7, 2015, this represents a premium of 44.6%. Gannett will finance the transaction through a combination of cash on hand and borrowings under Gannett’s $500 million revolving credit facility.

Robert J. Dickey, president and chief executive officer of Gannett said, “The publications of both Gannett and Journal Media Group have a rich history, a commitment to journalism, and a dedication to informing and being active members in the communities we serve. Our merger will combine the best of each of our organizations to create a journalism-led, investor-focused company which will provide substantial value to the shareholders of both companies. This transaction is an excellent first step in the industry consolidation strategy we have communicated to our shareholders and is a good example of the value-creating opportunities we believe are available.”

“We would also like to welcome the outstanding leadership, journalists, sales staff and other employees of Journal Media Group to the Gannett family. Our combined company will be an industry leader, dedicated to the local communities we serve, committed to generating value for shareholders and empowering communities to connect, act and thrive,” Dickey concluded.

“This transaction marks a critical next step in the transformation of our industry as we build local media brands that matter at a time when operational scale is a competitive advantage,” said Tim Stautberg, president and chief executive officer of Journal Media Group. “Both Journal Media Group and Gannett are guided by a vision of strengthening lives and communities, and we’ll be better stewards in our local markets by sharing ideas, content and best practices among our new and larger family.”

The combination of Journal Media Group and Gannett will create a portfolio of 106 local markets in the U.S. and will result in a combined digital audience of more than 100 million unique domestic visitors a month. The acquisition will also enable the combined company to realize significant operating efficiencies. The properties in Journal Media Group’s markets will benefit from the consolidated functions Gannett has established over the last several years.

Additionally, the regional proximity of some of the Journal Media Group markets will also enable Gannett to further utilize its printing and distribution assets.

Financial Highlights

•                  Adds approximately $450 million to Gannett’s annual revenues.

•                  Adds approximately $60 million of adjusted EBITDA, including over $10 million of immediately available synergies.

•                  Opportunity for approximately $25 million of additional operating synergies to be fully realized over the next two years via the consolidation of corporate and administrative operations, integration with the Gannett shared service centers and consolidation of certain printing and distribution assets in multiple adjacent markets.

•                  Immediately EPS accretive: approximately $0.10 - $0.15 per share in the first full year and $0.20 - $0.25 in the second year.

Strategic Highlights

•                  Adds 15 dailies and 18 weeklies in 14 local markets, in nine states; includes key markets such as Milwaukee, WI and Memphis and Knoxville, TN.

•                  Adds daily and Sunday circulation of approximately 675,000 and 950,000, respectively.

•                  Adds more than 10 million unique digital domestic visitors a month.

•                  Leverages Gannett’s existing industry-leading content and national USA TODAY brand, enables the integration of Journal Media Group properties onto Gannett’s Digital Platform, and delivers additional scale for National-to-local strategy.

Tax Considerations

The transaction is not expected to disturb the tax-free treatment of the prior transactions between The E.W. Scripps Company and Journal Communications, Inc. whereby Journal Media Group has previously agreed to indemnify Scripps for the adverse tax consequences emanating from its actions or failures to act following the closing of that transaction. Journal Media Group, prior to entering into the merger agreement with Gannett, has delivered an unqualified tax opinion from its law firm to Scripps, which opinion Scripps has deemed to be acceptable in form and substance.

The receipt of cash for shares of Journal Media Group will be a taxable transaction for U.S. federal income tax purposes. In general, a holder of Journal Media Group common stock will recognize a gain or loss in an amount equal to the difference between the amount of cash received in the merger and the holder’s adjusted tax basis in the shares.

Required Approvals

This transaction is subject to customary closing conditions, including, approval of the merger by holders of a majority of the outstanding shares of Journal Media Group common stock and antitrust regulatory clearance. The transaction is expected to close in the first quarter of 2016.

Advisors

Stephens Inc. is acting as financial advisor to Gannett, and Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal advisor to Gannett. Methuselah Advisors is acting as financial advisor to Journal Media Group, and Foley & Lardner LLP is acting as legal advisor to Journal Media Group.

About Gannett

Gannett Co., Inc. (NYSE: GCI) is a next-generation media company committed to strengthening communities across our network. Through trusted, compelling content and unmatched local-to-national reach, Gannett touches the lives of nearly 100 million people monthly. With more than 110 markets internationally, it is known for Pulitzer Prize-winning newsrooms, powerhouse brands such as USA TODAY and specialized media properties. To connect with us, visit www.gannett.com.

About Journal Media Group

Journal Media Group (NYSE: JMG), headquartered in Milwaukee, is a media company with print and digital publishing operations serving 14 U.S. markets in nine states, including the Milwaukee Journal Sentinel, the Naples Daily News, The Commercial Appeal in Memphis, and Ventura County Star in California. Formed in 2015 through a merger of the newspaper operations of The E.W. Scripps Company and Journal Communications, Inc., the company serves local communities with daily newspapers, affiliated community publications, and a growing portfolio of digital products that inform, engage and empower readers and advertisers. Learn more at www.journalmediagroup.com.

Additional Information and Where to Find It

This communication does not constitute a solicitation of any vote or approval. Journal Media Group intends to file with the SEC and mail to its shareholders a proxy statement in connection with the proposed merger. Journal Media Group URGES INVESTORS AND SHAREHOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Gannett, Journal Media Group and the proposed merger. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of Journal Media Group’s proxy statement (when it becomes available) may be obtained free of charge from Journal Media Group’s website, www.journalmediagroup.com, or by writing or calling Journal Media Group at 333 West State Street, Milwaukee, Wisconsin 53203, (414) 224-2000, Attention: Corporate Secretary. Investors and security holders may also read and copy any reports, statements and other information filed by Gannett or Journal Media Group with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Merger Solicitation

Journal Media Group and its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding Journal Media Group’s directors and executive officers is available in Journal Media Group’s registration statement on Form S-4 (Registration No. 333-201540). Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

FORWARD LOOKING STATEMENTS

Certain statements in this press release may be forward looking in nature or constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed acquisition of Journal Media Group by Gannett, the expected timetable for completing the acquisition and the benefits of the acquisition. Forward-looking statements include all statements that are not historical facts and can typically be identified by words such as “believe,” “expect,” “estimate,” “predict,” “target,” “potential,” “likely,” “continue,” “ongoing,” “could,” “should,” “intend,” “may,” “might,” “plan,” “seek,” “anticipate,” “project” and similar expressions, as well as variations or negatives of these words. Any such statements speak only as of the date the statements were made and are not guarantees of future performance. The matters discussed in these forward-looking statements are subject to a number of risks, trends, uncertainties and other factors that could cause actual results and developments to differ materially from those projected, anticipated or implied in the forward-looking statements. These factors include, among other things, economic conditions affecting the newspaper publishing business, the uncertainty of regulatory approvals, the ability to obtain the requisite Journal Media Group shareholder approval, Gannett’s and Journal Media Group’s ability to satisfy the merger agreement conditions and consummate the transaction on a timely basis, and Gannett’s ability to successfully integrate Journal Media Group’s operations and employees with Gannett’s existing business. Additional information regarding risks, trends, uncertainties and other factors that may cause actual results to differ materially from these forward-looking statements is available in Gannett’s filings with the U.S. Securities and Exchange Commission, including Gannett’s registration statement on Form 10, and in Journal Media Group’s filings with the U.S. Securities and Exchange Commission, including Journal Media Group’s registration statement on Form S-4. Any forward-looking statements should be evaluated in light of these important risk factors. Gannett and Journal Media Group are not responsible for updating or revising any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

For investor inquiries, contact:

Gannett Contact:

Michael P. Dickerson
Vice President, Investor Relations
703-854-6185
mdickerson@gannett.com

Journal Media Group Contact:

Jason Graham

Senior Vice President, CFO and Treasurer

414-224-2363

Jason.graham@jmg.com

For media inquiries, contact:

Gannett Contact:

Amber Allman
Vice President, Corporate Communications
703-854-5358
aallman@gannett.com

Journal Media Group Contact:

Laurel Jahn

Communications Manager

414-224-2059

Laurel.jahn@jmg.com

Email from CEO Tim Stautberg to all employees

Oct. 7, 2015

[Subject line:] A message from Tim Stautberg: A transformative announcement for our company; JMG to join Gannett

Dear Colleagues,

I am pleased to announce that we have entered into a definitive agreement under which our portfolio of local media brands will join the Gannett family, a media powerhouse with unparalleled local-to-national reach.  This transaction marks a critical next step in the transformation of our industry as we build local media brands that matter at a time when operational scale is a competitive advantage.

Both Journal Media Group and Gannett are guided by a vision of strengthening lives and communities, and we’ll be better stewards in our local markets by sharing ideas, content and best practices among our new and larger family. We’ll enjoy the benefits of being part of a larger company with significantly more resources.  This will lead to more opportunities for growth, more options for advertisers, more depth of content for our readers and more opportunities for advancement for employees.  Joining with Gannett will help ensure the future success of our local news operations across our 14 local markets.

I want to highlight four key points about this transaction and what it means for you and the future of Journal Media Group:

•                  First, the continued commitment to quality journalism will be fundamental across all newsrooms under the new Gannett umbrella. This transaction will give our newsrooms the opportunity to share Journal Media Group’s award-winning work with more than 100 local print and digital platforms plus USA TODAY, greatly expanding the impact of our journalism beyond our local markets.

•                  Second, our advertising customers will benefit significantly from Gannett’s national news platform and strong digital capabilities.

•                  Third, Gannett has the operational scale and financial strength to provide a solid foundation for continued success and growth in the digital age.

•                  Fourth, as a part of the premier local media and news organization in the U.S., we will remain committed to strengthening lives and communities. We will continue to be focused on what matters in our local markets: telling the stories that need to be told, celebrating the best in our communities and connecting advertisers with current and prospective customers.

This transaction will require approval from our shareholders, so we do not expect it to be finalized until the first quarter of 2016. We will provide updates to keep you informed about the progress of the transaction along the way. Attached is the press release announcing today’s news as well an additional document that will hopefully answer some of your questions.

If you have questions, please feel free to speak with your manager or email the group mailbox AskJournal@jmg.com. Between now and the closing, we are committed to answering your questions as best as we can. However, please note that, per regulatory guidelines, we cannot communicate any information about the transaction that has not been communicated publicly.  In addition, discussions about the structure, staffing, processes and practices of the expanded Gannett have not yet taken place, and therefore, we do not have answers to all of the questions you may have at this time. Your patience and understanding is appreciated as we review and respond to your questions.

I’m proud of what we’ve built together at Journal Media Group. Each of you has played an important role in this journey and Gannett has clearly seen the power of our brands and the impact that you have in your local markets.

Thank you for what you do to strengthen the communities in which we operate.

With deepest gratitude,

Tim

Enclosure: [press release, FAQ and fact sheet]

Additional Information and Where to Find It

The proposed merger involving Journal Media Group, Inc. (“JMG”) and Gannett Co., Inc. will be submitted to the shareholders of JMG for their consideration. In connection with the proposed merger, JMG will prepare a proxy statement for the shareholders of JMG to be filed with the Securities and Exchange Commission (the “SEC”), and JMG will mail the proxy statement to its shareholders and file other documents regarding the proposed merger with the SEC. JMG urges investors and shareholders to read the proxy statement when it becomes available, as well as other documents filed with the SEC, because they will contain important information. Investors and security holders will be able to receive the proxy statement and other documents (when they are available) free of charge at the SEC’s web site, http://www.sec.gov or from JMG upon request to Jason R. Graham, Senior Vice President, Chief Financial Officer and Treasurer, at 414-224-2440 or jason.graham@JMG.com.

Participants in the Merger Solicitation

This communication is not a solicitation of a proxy from any investor or shareholder. However, JMG and certain of its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger under the rules of the SEC. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of JMG in connection with the proposed merger will be set forth in the proxy statement when it is filed with the SEC. You can find information about JMG’s directors and executive officers in its Registration Statement on Form S-4 (Registration No. 333-201540) originally filed with the SEC on January 16, 2015 and declared effective on February 6, 2015 and JMG’s subsequently filed reports with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 31, 2015. These documents can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

This communication contains certain forward-looking statements with respect to the financial condition, results of operations and business of JMG and certain plans and objectives of JMG with respect thereto, including certain matters relating to the proposed merger with Gannett Co., Inc. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “hope”, “aim”, “continue”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, the expected closing date of the proposed merger; disruption from the proposed merger making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; changes in economic, business or political conditions, or licensing requirements and tax matters; and the possibility that the proposed merger does not close, including, but not limited to, due to the failure to satisfy the closing conditions. These forward-looking statements are based on numerous assumptions and assessments made by JMG in light of its experience and perception of historical trends, current conditions, business strategies, operating environment, future developments and other factors that it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this communication could cause actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this communication are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this communication. JMG does not assume any obligation to update the information contained in this communication (whether as a result of new information, future events or otherwise), except as required by applicable law. A further list and description of risks and uncertainties can be found in JMG’s Annual Report on Form 10-K for the year ended December 31, 2014 and in its reports filed on Form 10-Q and Form 8-K during 2015.

Employee Q&A to all employees

Oct. 7, 2015

Journal Media Group Employee Questions and Answers

The following is a list of questions you may have as a result of the announcement of the transaction between Journal Media Group and Gannett.

General Business Questions

1.              What does today’s announcement mean?

Journal Media Group has entered into a definitive agreement to be acquired by Gannett, subject to certain conditions being met and approval of the deal by Journal Media Group’s shareholders. As a part of Gannett, Journal Media Group’s portfolio of local media brands will join the country’s largest newspaper publisher and news organization, benefitting from the scale of operating local media enterprises in 92 U.S. markets, along with USA TODAY and Newsquest, the largest regional publishing group in the United Kingdom.

2.              Why are Gannett and Journal Media Group undertaking this transaction?

Gannett and Journal Media Group are joining to create the premier local media enterprise and news organization in the country. Journal Media Group’s portfolio of strong local media brands — led by talented professionals who serve our readers and advertisers — was highly attractive to Gannett. Journal Media Group’s board of directors has a fiduciary duty to maximize the long-term value of the company for shareholders, and Gannett’s offer to pay $12.00 per share for the company compelled the board to enter into this transaction.

3.              What are the benefits of this transaction?

The combination of Journal Media Group and Gannett creates a portfolio of 106 local markets in the U.S. and results in a combined digital audience of well over 100 million unique visitors domestically. This acquisition will also allow the combined company to realize significant operating efficiencies. The properties in Journal Media Group’s markets will benefit from the consolidated functions Gannett has established over the last several years. Additionally, the regional proximity of some of the Journal Media Group markets will allow for Gannett to further utilize its printing and distribution assets.

4.              Will the Journal Media Group brand be preserved?

No, each of Journal Media Group’s current media brands will operate under the umbrella of the new Gannett brand after the closing of the transaction.

5.              Will all newspapers be preserved? Will there be a need to shed any overlapping assets?

Our portfolio of local markets complements Gannett’s. We anticipate that we will be able to leverage our combined resources for the benefit of both readers and advertisers.

6.              How does this transaction benefit Journal Media Group readers and advertisers?

Readers will benefit from the additional high quality content created and shared across the new Gannett portfolio, including relevant content from USA TODAY, which will be integrated in print and on digital platforms. Gannett is committed to investing in differentiated relevant local reporting. Advertisers will benefit from the digital marketing services offered through Gannett.

7.              When will the deal close?

The transaction is expected to close in the first quarter of 2016, pending approval from Journal Media Group shareholders and other customary closing conditions.

8.              Who will lead the newspapers at Gannett?

John Zidich is president of domestic publishing for Gannett and is responsible for all daily newspapers in the U.S.

9.              How will Journal Media Group be integrated into Gannett?

Journal Media Group will become a part of the new Gannett’s domestic publishing group, joining a group that includes The Arizona Republic, The Indianapolis Star, The Des Moines Register and The Detroit Free Press. Specific integrations plans have not yet been determined at this time.

10.       Will any Journal Media Group corporate management work for the new company?

The leadership teams of both Journal Media Group and Gannett will begin to review staffing needs, but no decisions have been made yet.

11.       Will our websites migrate to the Gannett platform?

It’s likely that over time Gannett will want to have all of its local brands operating on the same digital platforms, but Gannett is looking to learn from Journal Media Group’s experiences, including our suite of consumer-facing digital products.

12.       Will our content be syndicated across Gannett’s publications?

Yes, Gannett has a strategic initiative to bring the nation’s largest news gathering force together to create the USA TODAY Network. Our newsrooms will be a part of that nationwide network that will include Gannett’s 92 markets.

13.       Will existing clients or customers be impacted by this transaction?

We do not anticipate any changes for existing clients or customers of either organization as a result of this announcement. Customers should be reassured that their newspaper subscriptions will continue uninterrupted. Advertising clients and key partners should be reassured that they will continue to work closely with their current sales representatives and account teams to design advertising campaigns that reach their local audiences like no other media outlets can.

14.       Whom do I contact with questions?

We encourage you to send all of your questions to the mailbox AskJournal@jmg.com. Between now and the closing date, we are committed to answering your questions as best as we can and in a timely manner. However, please note that, per regulatory guidelines, we cannot communicate any information about the transaction that has not been communicated publicly. In addition, discussions about the structure, staffing, processes and practices of the expanded Gannett are ongoing, and therefore, we do not have answers to all of the questions you may have at this time. Your patience and understanding is appreciated as we review and respond to your questions.

Human Resources and Benefits Questions

For our union employees, the answers to the questions that follow will depend on your contracts and discussions with your union. Once we discuss the impact of the transaction with your union, more information will be forthcoming.

15.       Will I still have my years of service with the company?

Yes. Gannett will honor employees’ years of service with Journal Media Group, including employees’ time with Scripps and Journal Media Group. You will retain your current years of service, even if you joined Journal Media Group through an earlier acquisition.

16.       Will there be layoffs? When will we know what jobs are being impacted?

Certain jobs may be affected as plans are enacted to streamline operations between the two companies. The leadership teams of both Journal Media Group and Gannett will begin to review staffing needs, but no decisions have been made yet.

It is expected that Gannett will seek to preserve the level of resources devoted to local newsgathering with a goal toward maintaining the same quality of editorial coverage.

Gannett is committed to treating any employees affected by this transaction fairly by offering a company-paid severance package and COBRA. We hope to provide notification to any affected individuals as soon as possible so that they have enough time to understand their severance package and make appropriate decisions.

17.       Will my pay be affected?

We do not expect there will be changes to your base pay as a result of this transaction.

18.       Will there be changes to benefits such as 401(k); medical, dental and vision plans, life insurance, etc.?

Employees who enroll in Journal Media Group’s benefits program for 2016 will maintain that coverage through the end of next year, meaning that enrollment, plan effective dates and current eligibility will continue through December 31, 2016.

We do not at this time have details about Gannett’s benefits program or coverage, except to note that the company offers a comprehensive benefits package including medical, dental, 401(k) and other attractive benefits to meet your needs and those of your family.

19.       Will there be a gap in insurance coverage during these changes?

There will be no gaps in your coverage. As noted above, you will remain enrolled in Journal Media Group’s current benefits through 2016, after which employees will be able to transition to Gannett’s benefits program. You and your family will receive the necessary information and time to make appropriate decisions and elections for coverage in 2017.

20.       Will vacation programs change?

There will be no immediate changes to your current paid time off (PTO) policy (vacation, sick and holiday days). As always, it is recommended that you schedule to use your vacation time this calendar year.

Shareholder Questions

21.       Is shareholder approval required for the transaction to close? When will you go to shareholders?

Journal Media Group shareholders must approve the transaction. Gannett’s shareholders are not required to approve the transaction. Journal Media Group will need to prepare a proxy statement and file with SEC. The SEC will need to review that proxy statement and allow it to become effective before it can be mailed to shareholders. Journal Media Group expects to mail the proxy statement to shareholders before the end of the year.

22.       How much Gannett stock will Journal Media Group shareholders own after the closing date?

Journal Media Group shareholders will receive $12.00 in cash per share upon closing. Journal Media Group shareholders will not be receiving Gannett stock.

23.       What are the tax consequences of the transaction to shareholders?

The receipt of cash for shares of Journal Media Group will be a taxable transaction for U.S. federal income tax purposes. In general, a holder of Journal Media Group common stock will recognize gain or loss in an amount equal to the difference between the amount of cash received in the merger and the holder’s adjusted tax basis in the shares.

Union Employee Questions

24.       Has the Company notified its unions of the transaction?

Yes. Our unions have been provided with the same information we are providing all employees.

25.       Will the company be discussing the transaction with its unions?

Yes. During the transition period leading up to the closing, we will be discussing the impact of the transaction with our unions in an effort to ensure the smoothest possible transition for everybody.

26.       How will this transaction affect union contracts?

As discussed earlier, the impact of the transaction on union employees will be addressed with each union at the appropriate time. We do not anticipate any change in our union contracts as a result of the transaction unless permitted by the contract or as a result of ongoing negotiations with those unions who have open contracts. Gannett plans to assume the various union contracts that cover Journal Media Group employees following the closing.

27.       Will any union employees be laid off?

As with any such transaction, certain jobs may be affected. The leaders of both companies are committed to minimizing the number of affected individuals. If layoffs are necessary, the impact will be addressed with each union at the appropriate time.

28.       Will there be a severance package for any union employees who are laid off?

Union employees who are laid off and eligible for severance under their union contracts will receive severance. The impact on other laid off union employees will be addressed with each union at the appropriate time.

Additional Information and Where to Find It

The proposed merger involving Journal Media Group, Inc. (“JMG”) and Gannett Co., Inc. will be submitted to the shareholders of JMG for their consideration. In connection with the proposed merger, JMG will prepare a proxy statement for the shareholders of JMG to be filed with the Securities and Exchange Commission (the “SEC”), and JMG will mail the proxy statement to its shareholders and file other documents regarding the proposed merger with the SEC. JMG urges investors and shareholders to read the proxy statement when it becomes available, as well as other documents filed with the SEC, because they will contain important information. Investors and security holders will be able to receive the proxy statement and other documents (when they are available) free of charge at the SEC’s web site, http://www.sec.gov or from JMG upon request to Jason R. Graham, Senior Vice President, Chief Financial Officer and Treasurer, at 414-224-2440 or jason.graham@JMG.com.

Participants in the Merger Solicitation

This communication is not a solicitation of a proxy from any investor or shareholder. However, JMG and certain of its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger under the rules of the SEC. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of JMG in connection with the proposed merger will be set forth in the proxy statement when it is filed with the SEC. You can find information about JMG’s directors and executive officers in its Registration Statement on Form S-4 (Registration No. 333-201540) originally filed with the SEC on January 16, 2015 and declared effective on February 6, 2015 and JMG’s subsequently filed reports with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 31, 2015. These documents can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

This communication contains certain forward-looking statements with respect to the financial condition, results of operations and business of JMG and certain plans and objectives of JMG with respect thereto, including certain matters relating to the proposed merger with Gannett Co., Inc. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “hope”, “aim”, “continue”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, the expected closing date of the proposed merger; disruption from the proposed merger making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; changes in economic, business or political conditions, or licensing requirements and tax matters; and the possibility that the proposed merger does not close, including, but not limited to, due to the failure to satisfy the closing conditions. These forward-looking statements are based on numerous assumptions and assessments made by JMG in light of its experience and perception of historical trends, current conditions, business strategies, operating environment, future developments and other factors that it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this communication could cause actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this communication are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this communication. JMG does not assume any obligation to update the information contained in this communication (whether as a result of new information, future events or otherwise), except as required by applicable law. A further list and description of risks and uncertainties can be found in JMG’s Annual Report on Form 10-K for the year ended December 31, 2014 and in its reports filed on Form 10-Q and Form 8-K during 2015.

[Template and internal Q&A to be provided to Customer Care centers]

For internal use only — Not for distribution

Customer Care Q&A

The following are a general statement regarding the Journal Media Group/Gannett transaction and some helpful Questions and Answers to guide you in discussions with customers.

Statement:

[Today/On DATE], Journal Media Group and Gannett announced that Journal Media Group will join Gannett to create the premier local media enterprise and news organization in the United States. The transaction between these two owners of strong local media brands will create a larger company with significantly more resources, which is expected to lead to more value for our readers and advertisers.

Gannett is dedicated to operating Journal Media Group’s local media brands with a long-term view and ensuring the expanded company is well positioned to succeed in the dynamic and ever-evolving media market.

Overall, this transaction looks to build on Journal Media Group’s strong and respected brands without causing any disruptions to readers or advertisers.

Customer Questions & Answers

1.              What was announced?

Gannett, one of the premiere news media companies in the U.S., will acquire all of the news brands of Journal Media Group, including [NAME OF LOCAL NEWSPAPER].  Gannett is a leading media and marketing company in the U.S. and is dedicated to operating Journal Media Group’s news organizations — including [NAME OF LOCAL NEWSPAPER] — with a long-term perspective.

2.              Who is Gannett?

Gannett publishes USA TODAY, as well as 92 well-respected local media organizations in 33 states and Guam. Gannett also has a strong presence in the U.K., with more than 160 local news brands.

3.              Will I be impacted by this transaction?

We do not anticipate any changes for existing subscribers of Journal Media Group publications as a result of this announcement, including those of [NAME OF NEWSPAPER]. Our customers can be reassured that their subscriptions will continue uninterrupted, and they should expect the same outstanding journalism, investigative reporting and advertising value that they have come to expect.

4.              Will my rates change?

There will be no changes to your existing rates as a result of this transaction.

5.              Will I get a discount on USA Today?

You will continue to receive your current subscription to [NAME OF NEWSPAPER] at your current rate.  We do not expect subscribers to any Journal Media Group publications to receive discounts to any of Gannett’s other publications, including USA TODAY.

6.              Will my local newspaper start to look like USA Today?

Gannett is committed to preserving and growing the value of Journal Media Group’s publications — including [NAME OF NEWSPAPER].  Above all, the company will keep the best interests of its customers and local audiences in mind.  Any enhancements to your local newspaper will made with local input and the best interest of our readers in mind.

7.              Whom do I contact with questions?

Please contact [LOCAL CUSTOMER CARE CENTER AND CONTACT INFORMATION, DAYS AND TIMES OF AVAILABILITY] with any questions you may have.

Additional Information and Where to Find It

The proposed merger involving Journal Media Group, Inc. (“JMG”) and Gannett Co., Inc. will be submitted to the shareholders of JMG for their consideration. In connection with the proposed merger, JMG will prepare a proxy statement for the shareholders of JMG to be filed with the Securities and Exchange Commission (the “SEC”), and JMG will mail the proxy statement to its shareholders and file other documents regarding the proposed merger with the SEC. JMG urges investors and shareholders to read the proxy statement when it becomes available, as well as other documents filed with the SEC, because they will contain important information. Investors and security holders will be able to receive the proxy statement and other documents (when they are available) free of charge at the SEC’s web site, http://www.sec.gov or from JMG upon request to Jason R. Graham, Senior Vice President, Chief Financial Officer and Treasurer, at 414-224-2440 or jason.graham@JMG.com.

Participants in the Merger Solicitation

This communication is not a solicitation of a proxy from any investor or shareholder. However, JMG and certain of its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger under the rules of the SEC. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of JMG in connection with the proposed merger will be set forth in the proxy statement when it is filed with the SEC. You can find information about JMG’s directors and executive officers in its Registration Statement on Form S-4 (Registration No. 333-201540) originally filed with the SEC on January 16, 2015 and declared effective on February 6, 2015 and JMG’s subsequently filed reports with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 31, 2015. These documents can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

This communication contains certain forward-looking statements with respect to the financial condition, results of operations and business of JMG and certain plans and objectives of JMG with respect thereto, including certain matters relating to the proposed merger with Gannett Co., Inc. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “hope”, “aim”, “continue”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, the expected closing date of the proposed merger; disruption from the proposed merger making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; changes in economic, business or political conditions, or licensing requirements and tax matters; and the possibility that the proposed merger does not close, including, but not limited to, due to the failure to satisfy the closing conditions. These forward-looking statements are based on numerous assumptions and assessments made by JMG in light of its experience and perception of historical trends, current conditions, business strategies, operating environment, future developments and other factors that it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this communication could cause actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this communication are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this communication. JMG does not assume any obligation to update the information contained in this communication (whether as a result of new information, future events or otherwise), except as required by applicable law. A further list and description of risks and uncertainties can be found in JMG’s Annual Report on Form 10-K for the year ended December 31, 2014 and in its reports filed on Form 10-Q and Form 8-K during 2015.

[Template and internal Q&A to be provided to those interacting with Advertising clients]

For internal use only — Not for distribution

For internal use only — Not for distribution

Advertising Partner Questions & Answers

Please familiarize yourself with the following questions you may receive from advertising clients, and the information that we can share now in response.

1.              Will existing clients or customers be impacted by this transaction?

We do not anticipate any changes for existing clients or customers of any Journal Media Group media brands as a result of this announcement, including those of [NAME OF NEWSPAPER]. Advertising clients can be reassured that they will continue to work with their current sales representatives and account teams to design advertising campaigns that reach their local audiences like no other media outlets can. Any changes in the future will be communicated directly to our clients in advance. This will increase the company’s operational scale, adding a more robust digital platform and more opportunities for advertising clients, both local and national.

2.              Will my sales support, credit or accounting contacts change?

No, there are no foreseen changes to your current contacts. You will still work closely with your representatives regarding all of your advertising and account needs. Any changes in the future will be communicated directly to our clients in advance.

3.              Will my rates change?

We do not anticipate any changes to your existing rates as a result of this transaction.

4.              If I have separate advertising commitments with Journal Media Group and Gannett, will they be combined into one contract?

If you have contracts with both Journal Media Group and Gannett, no changes to your existing agreements will be made in the current contract year or prior to the closing date of the transaction. Beyond that, we plan to work closely with our customers to understand their needs and preferences and find ways for our local media operations to meet those needs without disruption.

5.              When is the transaction expected to be finalized and to close?

We expect the transaction to be finalized in the first quarter of 2016, pending approval from Journal Media Group’s shareholders and other customary closing conditions.

6.              Whom do I contact with questions?

You should feel free to contact your existing sales representative or account team at any time with any questions you may have.

(Please see the following page for a template letter you can share directly with advertising clients.)

Letter to Advertisers

The following is a draft template for an email you can adapt and send as needed to advertising clients to whom you’d like to reach out following the announcement of the transaction with Gannett. Please send this as appropriate to any clients you’d like to proactively reach following today’s announcement.

Dear [NAME],

Today we are excited to announce that Journal Media Group will join Gannett to create the premier local media enterprise and news organization in the country. The transaction between these two owners of strong local media brands, such as [JMG LOCAL BRAND NAME], will create a larger company with significantly more resources, which is expected to lead to more outstanding value for our advertisers and readers.

Gannett is committed to preserving and growing the value of Journal Media Group’s news outlets for the long-term — reinforcing the fundamental values and best practices of newspaper publishing while developing new business initiatives and charting the industry’s future. This approach will put the expanded company in a position for continued success in a dynamic and ever-evolving market.

In addition, this transaction will increase the company’s operational scale, adding a more robust digital platform and more opportunities for advertising clients, both local and national.

Overall, this transaction looks to build on Journal Media Group’s strong and respected brands without causing any disruptions to advertisers or readers.

[OPTIONAL BASED ON WHETHER OR NOT YOU’D LIKE TO INCLUDE THE RELEASE: Attached is today’s press release announcing the transaction.]

Please be assured that we do not foresee any immediate changes to your current team as a result of this transaction. You will continue to work with your account executive to design advertising campaigns for print and digital platforms that reach local audiences like no other media outlet can.

If you have any questions about the transaction or your account, please contact your account executive or account team at any time.

Sincerely,

[Sender’s signature]

[Template for customizable letter to key partners, suppliers]

Dear [NAME],

As a key partner of Journal Media Group, we wanted you to be among the first to know that today we are excited to announce that Journal Media Group will join Gannett to create the premier local media enterprise and news organization in the country. The transaction between these two owners of strong local media brands will create a larger company with significantly more resources, which is expected to lead to more outstanding value for our readers and advertisers.

Gannett is committed to preserving and growing the value of Journal Media Group’s news outlets for the long-term — reinforcing the fundamental values and best practices of local media while developing new business initiatives and charting the industry’s future. This approach will well position the expanded company for continued success in a dynamic and ever-evolving market.

We expect the transaction to be finalized in the first quarter of 2016, pending approval from Journal Media Group’s shareholders and other customary closing conditions.

Attached is today’s press release announcing the transaction. If you have any questions, please contact me at any time.  [If applicable: We appreciate working with you and look forward to our continued partnership.]

Sincerely,

[Sender’s signature]

Additional Information and Where to Find It

The proposed merger involving Journal Media Group, Inc. (“JMG”) and Gannett Co., Inc. will be submitted to the shareholders of JMG for their consideration. In connection with the proposed merger, JMG will prepare a proxy statement for the shareholders of JMG to be filed with the Securities and Exchange Commission (the “SEC”), and JMG will mail the proxy statement to its shareholders and file other documents regarding the proposed merger with the SEC. JMG urges investors and shareholders to read the proxy statement when it becomes available, as well as other documents filed with the SEC, because they will contain important information. Investors and security holders will be able to receive the proxy statement and other documents (when they are available) free of charge at the SEC’s web site, http://www.sec.gov or from JMG upon request to Jason R. Graham, Senior Vice President, Chief Financial Officer and Treasurer, at 414-224-2440 or jason.graham@JMG.com.

Participants in the Merger Solicitation

This communication is not a solicitation of a proxy from any investor or shareholder. However, JMG and certain of its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger under the rules of the SEC. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of JMG in connection with the proposed merger will be set forth in the proxy statement when it is filed with the SEC. You can find information about JMG’s directors and executive officers in its Registration Statement on Form S-4 (Registration No. 333-201540) originally filed with the SEC on January 16, 2015 and declared effective on February 6, 2015 and JMG’s subsequently filed reports with the SEC, including its Annual

Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 31, 2015. These documents can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

This communication contains certain forward-looking statements with respect to the financial condition, results of operations and business of JMG and certain plans and objectives of JMG with respect thereto, including certain matters relating to the proposed merger with Gannett Co., Inc. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “hope”, “aim”, “continue”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, the expected closing date of the proposed merger; disruption from the proposed merger making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; changes in economic, business or political conditions, or licensing requirements and tax matters; and the possibility that the proposed merger does not close, including, but not limited to, due to the failure to satisfy the closing conditions. These forward-looking statements are based on numerous assumptions and assessments made by JMG in light of its experience and perception of historical trends, current conditions, business strategies, operating environment, future developments and other factors that it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this communication could cause actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this communication are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this communication. JMG does not assume any obligation to update the information contained in this communication (whether as a result of new information, future events or otherwise), except as required by applicable law. A further list and description of risks and uncertainties can be found in JMG’s Annual Report on Form 10-K for the year ended December 31, 2014 and in its reports filed on Form 10-Q and Form 8-K during 2015.

[Template for letter to union representatives; to be sent by local HR or leadership]

Dear [insert name of union official]:

We wanted to inform you that Journal Media Group and Gannett have entered into an agreement for Gannett to acquire Journal Media Group.  The closing of the transaction is subject to regulatory approval and approval by Journal Media Group’s shareholders.  Attached is a FAQ document which is being shared with all Journal Media Group employees today.  Please let me know if you have any questions.